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                                                                EXHIBIT 10.7




                            EXECUTIVE INCENTIVE PLAN


                                 CORPORATE PLAN
                                 --------------
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                            EXECUTIVE INCENTIVE PLAN

                          MARTIN MARIETTA - CORPORATE



I.       PURPOSE

         The purpose of the plan is to enhance profits and overall performance by providing for its senior management an additional inducement for achieving and exceeding the Corporation's performance objectives. Additionally, the plan will allow a level of compensation that is appropriate when compared with compensation levels of other comparable organizations.


II.      STANDARD OF CONDUCT AND PERFORMANCE EXPECTATION


         A. It is expected that the business and individual goals and objectives established for this Plan will be accomplished in accordance with the Corporation's policy on ethical conduct in business with the Government and all other customers. It is a prerequisite before any award can be considered that a participant will have acted in accordance with the Martin Marietta Corporation Code of Ethics and fostered an atmosphere to encourage all employees acting under the participant's supervision to perform their duties in accordance with the highest ethical standards. Ethical behavior is imperative. Thus, in achieving one's goals, the individual's commitment and adherence to the Corporation's ethical standard will be considered paramount in determining awards under this Plan.


         B. Plan participants whose individual performance is determined to be less than acceptable are not eligible to receive incentive awards.

III.     EFFECTIVE DATE

         The Plan will become effective each year commencing January l.

         BASIC PROGRAM

IV.      ELIGIBILITY

         The Chief Executive Officer will designate annually those elected Officers of the Corporation who will participate in the Plan. The Chief Executive Officer and the President of the Corporation are specifically excluded.

         Subject to the recommendation of each Corporate Function Head and the approval of the Chief Executive Officer of the Corporation, full-time active employees will be eligible to participate in the Basic Program if:
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Executive Incentive Plan
Corporate
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         1.      For any Plan year the employee is classified on January 1 of that year as one of the following:

                                  Corporate Officer
                                  Vice President
                                  Director
                                  Other salaried exempt non-union employees as recommended by the Corporate Function Head

         2. The employee is not eligible to participate in any other bonus plan in effect with Martin Marietta Corporation.


V.       BASIS FOR AWARDS

         Awards will be based on the annual salary of the participant during the first full pay period of each plan year and will be determined based upon the following criteria:



                 Responsibility                                     Maximum Incentive Award
                  Level                                             (% of Annual Salary)
                 --------------                                     --------------------
                 Corporate Officers:                                70%/60%/50%

                 Designated Top Corporate Positions,
                          non-officers                                    50%

                 Vice Presidents not included above                       40%*

                 Designated Corporate Directors                           40%*
                          reporting to top corporate position

                 Directors not included above                             30%*

                 Managers/Newly Assigned Directors*                 20%/10%

         * The maximum incentive award levels noted above may be adjusted one level up or down for selected positions subject to the approval of the Chief Executive Officer.





                                                                 September, 1994
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Executive Incentive Plan
Corporate
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VI.      AVAILABLE AWARD

         Total incentive awards will be based on a combination of the performance of the Corporation and the individual, depending on the
         position occupied by the participant.   The portion of the total award
         determined by Corporate, Group, and individual performance is outlined below:

         1.      Corporate Officers

                 Group Presidents, seventy-five percent (75%) of the total award will be based on Group performance and twenty-five percent (25%) will be based on Corporate performance, both as defined in Paragraph VII.1.

                 All Others

                 Corporate Officers, one-hundred (100%) of the award will be based on Corporate performance as defined in Paragraph VII.1.

         3.      All other Corporate Participants

                 All other Corporate Participants, fifty percent (50%) of the award will be based on the Corporation's performance, as defined in Paragraph VII.1, and fifty percent (50%) will be based on individual performance, as defined in Paragraph VII.2.


VII.     PERFORMANCE CRITERIA

         1.      Corporation Performance

                 Corporate performance will be measured by order, sales, profit, return on investment and cash from all operations (as committed in the MMOP), and other factors reflecting the performance of the organization.

                 The Chief Executive Officer of the Corporation will determine the Corporate performance rating based on an assessment of the factors listed above and on a subjective evaluation of the overall contribution of the organization. The following percentages will be applied to the portion of the total award that is available for Corporate performance, as outlined in Paragraph VI, above.





                                                                 September, 1994
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Executive Incentive Plan
Corporate
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
- -------------------------------------------------------------------------------------------------------
                                       CORPORATE PERFORMANCE RATING
- -------------------------------------------------------------------------------------------------------
                                    1A            1B            2            3            4          5
                                  ---------------------------------------------------------------------
PERCENT OF AVAILABLE  AWARD       95-100%       90-94%       80-89%       40-79%        25-39%       0%
- -------------------------------------------------------------------------------------------------------



         2.       Individual Performance

                 The portion of the total award based on individual performance, if applicable, will be based on an assessment of the following:

                 a. Actual achievement relative to quantitative, measurable goals established for the Plan year.
                          Where possible, goals and objectives, should be specifically related to participant's contribution to profit, the acquisition of profitable new business, and return on investment.

                 b. Degree of achievement of specifically assigned milestones in the Corporate MMOP.

                 c.       Judgment relative to certain key factors, including:

                          o Ability to analyze problems, to determine and establish practical courses of action; to organize, direct and coordinate the work effort to ensure accomplishment.

                          o Ability to take timely action, to carry plans through to completion; to establish adequate controls and follow-up action to achieve quality, cost, and schedule objectives.

                          o       Ability to make sound decisions; to
                                  demonstrate judgment, initiative and
                                  dependability; to utilize experience,
                                  imagination and ingenuity in solution of problems.

                          o Ability to direct employees and maintain high morale within own operation.

                          o       The acquisition and development of
                                  subordinates to insure optimum performance and adequate short and long-term replacement strength.

                          o The relative significance of one's effort in respect to its bearing on overall Corporate operations.





                                                                 September, 1994
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Executive Incentive Plan
Corporate
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         Based on these factors, the participants will be assigned an individual rating ranging from 1A to 5, as outlined below.



- -------------------------------------------------------------------------------------------------------
                                       INDIVIDUAL PERFORMANCE RATING
- -------------------------------------------------------------------------------------------------------
                                    1A            1B            2            3            4          5
                                   --------------------------------------------------------------------
  PERCENT OF AVAILABLE AWARD       100%          90%           75%          50%          25%         0%
- -------------------------------------------------------------------------------------------------------




VIII.    DISCRETION OF THE CHIEF EXECUTIVE OFFICER

         The Chief Executive Officer of the Corporation may modify either or both the Corporate award and the individual award, based on an assessment of organizational and/or individual contribution. The participant's individual performance may impact the percent of available Corporate award. Participants with an individual rating of "5" will not receive an award under the IC program for the year.

IX.      PAYMENT OF BASIC PROGRAM AWARDS

         Awards under the Basic Program shall be payable in a lump sum as soon as possible following the close of the plan year.

X.       CHANGES IN PARTICIPATION

         It is recognized that during a Plan year, individual changes in the eligibility group may occur as participants terminate through death or retirement. As these circumstances occur, consideration may be given to adjusting the amount of incentive if the employee retires, dies or transfers to a non-IC eligible position after completing at least six months of participation in the current Plan Year. Anyone hired in the eligibility group after June 1st will not be eligible for an Incentive Award in that year without prior written approval of the Chief Executive Officer. Persons hired prior to June 1st in the eligibility group may be eligible at the discretion of the appropriate Corporate Officer and with the approval of the Chief Executive Officer.

         Awards for persons serving less than a full year in a position approved for incentive compensation will be prorated based on the number of months in the position times the calculated award, divided by twelve, and rounded to the nearest $100.





                                                                 September, 1994